UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015

HIGHER ONE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34779	26-3025501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

115 Munson Street

New Haven, CT 06511

(Address of principal executive offices and zip code)

(203) 776-7776

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 3, 2015, Higher One Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at 115 Munson Street, New Haven, Connecticut 06511. On April 6, 2015, the record date for the Annual Meeting, 47,831,813 shares of the Company’s common stock were issued and outstanding, of which 41,771,750 were present or represented by proxy at the Annual Meeting for purposes of establishing a quorum.

At the Annual Meeting, the Company’s stockholders: (1) elected three directors listed below to hold office until the 2018 annual meeting of stockholders or until their respective successors are elected; and (2) ratified the selection, by the Audit Committee of the Board of Directors, of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015. The voting results from the meeting were as follows:

Proposal 1—Election of Directors

	For	Withheld	Broker Non-Votes
Robert Hartheimer	27,567,759	2,870,216	11,333,775
Michael E. Collins	30,237,904	200,071	11,333,775
Sheldon Goldfarb	30,238,895	199,080	11,333,775

Proposal 2—Ratification of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

For	Against	Abstain
41,665,505	93,341	12,904

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2015

HIGHER ONE HOLDINGS, INC.

By:	/s/ Christopher Wolf
Christopher Wolf Chief Financial Officer